American International Group, Inc., and Subsidiaries

Exhibit 21

Significant Subsidiaries

As of December 31, 2013	Jurisdiction of Incorporation or Organization	Percentage of Voting Securities held by Immediate Immediate Parent(1)

American International Group, Inc.	Delaware		(2)
AIA Aurora LLC	Delaware	100
AIG Capital Corporation	Delaware	100
AIG Consumer Finance Group, Inc.	Delaware	100
AIG Global Asset Management Holdings Corp.	Delaware	100
AIG Asset Management (Europe) Limited	England	100
AIG Asset Management (U.S.), LLC	Delaware	100
AIG Global Real Estate Investment Corp.	Delaware	100
AIG Securities Lending Corp.	Delaware	100
International Lease Finance Corporation	California	100
Fleet Solutions Holdings Inc.	Delaware	100
AeroTurbine, Inc.	Delaware	100
AIG Federal Savings Bank	The United States	100
AIG Financial Products Corp.	Delaware	100
AIG-FP Matched Funding Corp.	Delaware	100
AIG Management France S.A.	France	89.999986	(3)
AIG Matched Funding Corp.	Delaware	100
AIG Funding, Inc.	Delaware	100
AIG Global Services, Inc.	New Hampshire	100
AIG Shared Services Corporation	New York	100
AIG Life Insurance Company (Switzerland) Ltd.	Switzerland	100
AIG Markets, Inc.	Delaware	100
AIG Trading Group Inc.	Delaware	100
AIG International Inc.	Delaware	100
AIUH LLC	Delaware	100
AIG Property Casualty Inc.	Delaware	100
AIG Global Claims Services, Inc.	Delaware	100
AIG Claims, Inc.	Delaware	100
Health Direct, Inc.	Delaware	100
AIG PC Global Services, Inc.	Delaware	100
AIG North America, Inc.	New York	100
AIG Property Casualty International, LLC	Delaware	100
AIG APAC HOLDINGS PTE. LTD.	Singapore	100
AIG Asia Pacific Insurance Pte. Ltd.	Singapore	100
AIG Australia Limited	Australia	100
AIG Insurance Hong Kong Limited	Hong Kong	100
AIG Insurance New Zealand Limited	New Zealand	100

AIG 2013 Form 10-K

As of December 31, 2013	Jurisdiction of Incorporation or Organization	Percentage of Voting Securities held by Immediate Immediate Parent(1)

AIG Malaysia Insurance Berhad	Malaysia	100
AIG Philippines Insurance, Inc.	Philippines	100
AIG Taiwan Insurance Co., Ltd.	Taiwan	100
AIG Vietnam Insurance Company Limited	Vietnam	100
Thai CIT Holding Co., Ltd	Thailand	49
AIG Insurance (Thailand) Public Company Limited	Thailand	51	(4)
PT AIG Insurance Indonesia	Indonesia	61.21	(5)
AIG Central Europe & CIS Insurance Holdings Corporation	Delaware	100
UBB-AIG Insurance Company AD	Bulgaria	40
AIG Egypt Insurance Company S.A.E.	Egypt	95.08
AIG Europe Holdings Limited	England	100
AIG Europe Financing Limited	England	100
AIG Europe Sub Holdings Limited	England	100
AIG Europe Limited	England	100
AIG Germany Holding GmbH	Germany	100
AIG Israel Insurance Company Limited	Israel	100
Fuji International Insurance Company Limited	England	100
AIG Japan Holdings Kabushiki Kaisha	Japan	100
American Home Assurance Co., Ltd.	Japan	100
AIU Insurance Company, Ltd.	Japan	100
JI Accident & Fire Insurance Company, Ltd.	Japan	50
The Fuji Fire and Marine Insurance Company, Limited	Japan	100
AIG Fuji Life Insurance Company, Limited	Japan	100
AIG MEA Holdings Limited	United Arab Emirates	100
AIG CIS Investments, LLC	Russian Federation	100
AIG Insurance Company, CJSC	Russian Federation	100
AIG Insurance Limited	Sri Lanka	100
AIG Sigorta A.S.	Turkey	100
AIG PC European Insurance Investments Inc.	Delaware	100
Ascot Corporate Name Limited	England	100
AIU Insurance Company	New York	100
AIG Insurance Company China Limited	China	100
American International Overseas Limited	Bermuda	100
AIG Chile Compania de Seguros Generales S.A.	Chile	100
AIG Cyprus Limited	Cyprus	100
AIG Insurance (Guernsey) PCC Limited	Guernsey	100
AIG Seguros Colombia S.A.	Colombia	96.30	(6)
AIG Seguros, El Salvador, Sociedad Anonima	El Salvador	99.99	(7)
AIG Vida, Sociedad Anonima, Seguros de Personas	El Salvador	100.00
AIG Seguros Uruguay S.A.	Uruguay	100
AIG Uganda Limited	Uganda	100
CHARTIS Takaful-Enaya B.S.C. (c)	Bahrain	100

AIG 2013 Form 10-K

As of December 31, 2013	Jurisdiction of Incorporation or Organization	Percentage of Voting Securities held by Immediate Immediate Parent(1)

Chartis Uzbekistan Insurance Company Joint Venture LLC	Uzbekistan	51
C.A. de Seguros American International	Venezuela	93.72
Johannesburg Insurance Holdings (Proprietary) Limited	South Africa	100
AIG Life South Africa Limited	South Africa	100
AIG South Africa Limited	South Africa	100
La Meridional Compania Argentina de Seguros S.A.	Argentina	95.43	(8)
Underwriters Adjustment Company, Inc. (Panama)	Panama	100
American International Reinsurance Company, Ltd.	Bermuda	100
AIG Seguros Mexico, S.A. de C.V.	Mexico	100
Chartis Latin America Investments, LLC	Delaware	100
AIG Insurance Company-Puerto Rico	Puerto Rico	100
AIG Latin America I.I.	Puerto Rico	100
AIG Brazil Holding I, LLC	Delaware	100
AIG Seguros Brasil S.A.	Brazil	99.9999999	(9)
AIG Seguros Guatemala, S.A.	Guatemala	100
American International Underwriters del Ecuador S.A.	Ecuador	100
AIG-Metropolitana Cia de Seguros y Reaseguros S.A.	Ecuador	32.06	(10)
Inversiones Segucasai, C.A.	Venezuela	100
Chartis Memsa Holdings, Inc.	Delaware	100
AIG Lebanon SAL	Lebanon	100
AIG MEA Limited	United Arab Emirates	100
AIG Kenya Insurance Company Limited	Kenya	66.67
CHARTIS Investment Holdings (Private) Limited	Sri Lanka	100
Chartis Kazakhstan Insurance Company Joint Stock Company	Kazakhstan	100
Tata AIG General Insurance Company Limited	India	26
Private Joint-Stock Company AIG Ukraine Insurance Company	Ukraine	94.221	(11)
Travel Guard Worldwide, Inc.	Delaware	100
AIG Travel Assist, Inc.	Delaware	100
Travel Guard Americas LLC	Wisconsin	100
Travel Guard Asia Pacific Pte. Ltd.	Singapore	100
Travel Guard EMEA Limited	England	100
AIG Travel Insurance Agency, Inc.	Texas	100
Livetravel, Inc.	Wisconsin	100
Travel Guard Group Canada, Inc./Groupe Garde Voyage du Canada, Inc.	Canada	100
Travel Guard Group, Inc.	Wisconsin	100
WINGS International SAS	France	100
AIG Property Casualty U.S., Inc.	Delaware	100
AIG Aerospace Insurance Services, Inc.	Georgia	100
AIG Specialty Insurance Company	Illinois	100
American Home Assurance Company	New York	100
American International Realty Corp.	Delaware	31.47	(12)
Pine Street Real Estate Holdings Corp.	New Hampshire	31.47	(13)

AIG 2013 Form 10-K

As of December 31, 2013	Jurisdiction of Incorporation or Organization	Percentage of Voting Securities held by Immediate Immediate Parent(1)

Chartis Canada Holdings Inc.	Canada	100
AIG Insurance Company of Canada	Canada	100
AIG Property Casualty Insurance Agency, Inc.	New Jersey	100
AIG Property Casualty Company	Pennsylvania	100
Commerce and Industry Insurance Company	New York	100
Eaglestone Reinsurance Company	Pennsylvania	100
Lexington Insurance Company	Delaware	100
Chartis Excess Limited	Ireland	100
Morefar Marketing, Inc.	Delaware	100
National Union Fire Insurance Company of Pittsburgh, Pa.	Pennsylvania	100
American International Overseas Association	Bermuda	78	(14)
Mt. Mansfield Company, Inc.	Vermont	100
National Union Fire Insurance Company of Vermont	Vermont	100
New Hampshire Insurance Company	Pennsylvania	100
AIG Assurance Company	Pennsylvania	100
Granite State Insurance Company	Pennsylvania	100
Illinois National Insurance Co.	Illinois	100
New Hampshire Insurance Services, Inc.	New Hampshire	100
Risk Specialists Companies, Inc.	Delaware	100
Risk Specialists Companies Insurance Agency, Inc.	Massachusetts	100
Agency Management Corporation	Louisiana	100
The Gulf Agency, Inc.	Alabama	100
Design Professionals Association Risk Purchasing Group, Inc.	Illinois	100
The Insurance Company of the State of Pennsylvania	Pennsylvania	100
AM Holdings LLC	Delaware	100
American Security Life Insurance Company Limited	Liechtenstein	100
Chartis Azerbaijan Insurance Company Open Joint Stock Company	Azerbaijan	51	(15)
MG Reinsurance Limited	Vermont	100
SAFG Retirement Services, Inc.	Delaware	100
AIG Life Holdings, Inc.	Texas	100
AGC Life Insurance Company	Missouri	100
AIG Life of Bermuda, Ltd.	Bermuda	100
American General Life Insurance Company	Texas	100
AIG Advisor Group, Inc.	Maryland	100
Financial Service Corporation	Georgia	100
FSC Securities Corporation	Delaware	100
Royal Alliance Associates, Inc.	Delaware	100
SagePoint Financial, Inc.	Delaware	100
Woodbury Financial Services, Inc.	Minnesota	100
SunAmerica Asset Management, LLC	Delaware	100
The United States Life Insurance Company in the City of New York	New York	100
The Variable Annuity Life Insurance Company	Texas	100

AIG 2013 Form 10-K

As of December 31, 2013	Jurisdiction of Incorporation or Organization	Percentage of Voting Securities held by Immediate Immediate Parent(1)

Valic Retirement Services Company	Texas	100
SunAmerica Life Reinsurance Company	Missouri	100
United Guaranty Corporation	North Carolina	100
AIG United Guaranty Agenzia di Assicurazione S.R.L.	Italy	100
AIG United Guaranty Insurance (Asia) Limited	Hong Kong	100
AIG United Guaranty Mexico, S.A.	Mexico	99.999999	(16)
AIG United Guaranty Re Limited	Ireland	100
United Guaranty Insurance Company	North Carolina	100
United Guaranty Mortgage Insurance Company	North Carolina	100
United Guaranty Mortgage Insurance Company of North Carolina	North Carolina	100
United Guaranty Partners Insurance Company	Vermont	100
United Guaranty Residential Insurance Company	North Carolina	75.03	(17)
United Guaranty Commercial Insurance Company of North Carolina	North Carolina	100
United Guaranty Credit Insurance Company	North Carolina	100
United Guaranty Mortgage Indemnity Company	North Carolina	100
United Guaranty Residential Insurance Company of North Carolina	North Carolina	100
United Guaranty Services, Inc.	North Carolina	100

(1)  Percentages include directors' qualifying shares.

(2)  Substantially all subsidiaries listed are consolidated in the accompanying financial statements. Certain subsidiaries have been omitted from the tabulation. The omitted subsidiaries, when considered in the aggregate, do not constitute a significant subsidiary.

(3)  Also owned 10 percent by AIG Matched Funding Corp., 0.000005 percent by AIG-FP Capital Preservation Corp., 0.000002 percent by AIG-FP Pinestead Holdings Corp., and 0.000002 percent by AIG-FP Matched Funding Corp.

(4)  Also owned 48.987 percent by AIG Asia Pacific Insurance Pte. Ltd.

(5)  Also owned 38.79 percent by PT Tiara Citra Cemerlang.

(6)  Also owned 3.70 percent by AIG Insurance Company-Puerto Rico.

(7)  Also owned 0.01 percent by Chartis Latin America Investments, LLC.

(8)  Also owned 4.56 percent by AIG Global Management Company Ltd.

(9)  Also owned 0.0000001 percent by AIG Brazil Holding II, LLC.

(10)  Also owned 19.72 percent by Chartis Latin America Investments, LLC.

(11)  Also owned 5.734 percent by Limited Liability Company with Foreign Investments Steppe Securities, and 0.023 percent by AIG Central Europe & CIS Insurance Holdings Corporation.

(12)  Also owned 27 percent by New Hampshire Insurance Company, 22.06 percent by National Union Fire Insurance Company of Pittsburgh, Pa., 5.75 percent by AIU Insurance Company, 5.05 percent by Commerce and Industry Insurance Company, 4.05 percent by The Insurance Company of the State of Pennsylvania, 1.67 percent by Lexington Insurance Company, 1.62 percent by AIG Property Casualty Company, 0.73 percent by Illinois National Insurance Co., and 0.6 percent by Granite State Insurance Company.

(13)  Also owned 27 percent by New Hampshire Insurance Company, 22.06 percent by National Union Fire Insurance Company of Pittsburgh, Pa., 5.75 percent by AIU Insurance Company, 5.05 percent by Commerce and Industry Insurance Company, 4.05 percent by The Insurance Company of the State of Pennsylvania, 1.67 percent by Lexington Insurance Company, 1.62 percent by AIG Property Casualty Company, 0.73 percent by Illinois National Insurance Co., and 0.6 percent by Granite State Insurance Company.

(14)  Also owned 12 percent by New Hampshire Insurance Company and 10 percent by American Home Assurance Company.

(15)  Also owned 49 percent by AIG Property Casualty International, LLC.

(16)  Also owned 0.000001 percent by United Guaranty Services, Inc.

(17)  Also owned 24.97 percent by United Guaranty Residential Insurance Company of North Carolina.

AIG 2013 Form 10-K